Exhibit 4.58

ATT.: Arbitration Court of Moscow 17 Bolshaya Tulskaya St., Moscow 115191

Claimant: Public Joint Stock Company “Sberbank of Russia” (Sberbank PJSC) TIN 7707083893 PSRN 1027700132195 Date of incorporation - 20.06.1991 19 Vavilova St., Moscow, 117997

Respondent: Public Joint Stock Company

“Southern Kuzbass Coal Company” (Southern Kuzbass PAO)

TIN 4214000608 PSRN 1024201388661

Date of incorporation - 04.06.1993

6 Yunosti St., Mezhdurechensk, Kemerovo Region, 652877

Case No. A40-187413/15

AMICABLE AGREEMENT

Moscow	April 13, 2016

Public Joint Stock Company “Sberbank of Russia” (Sberbank PJSC), hereinafter referred to as the “Claimant”, represented by Maxim Nikolaevich Degtyarev, Vice-President - Director of Toxic Assets Division of Sberbank PJSC, acting under Power of Attorney No. 109-D dated February 17, 2016, on the one part, and

“Southern Kuzbass Coal Company” Public Joint Stock Company (Southern Kuzbass PAO), hereinafter referred to as the “Respondent”, represented by Pavel Viktorovich Shtark, General Director of “Management Company Mechel Mining” Limited Liability Company (short name - MC Mechel Mining OOO, PSRN 1085410004811, located at: 1 Krasnoarmeyskaya St., Moscow, 125167 Russian Federation), performing functions of Southern Kuzbass PAO sole executive body under agreement on delegating Southern Kuzbass PAO executive body authorities to a management entity - MC Mechel Mining OOO, dated October 21, 2013, acting under MC Mechel Mining OOO Articles of Association and Southern Kuzbass PAO Articles of Association, on the other part, hereinafter - the Parties, when jointly referred to the Claimant and the Respondent, being parties to case No. A40-187413/15 under Sberbank PJSC claim, have entered into this Amicable Agreement as follows:

1. This Amicable Agreement concluded by the parties on the basis of Articles 139, 140 of the Arbitration Procedure Code of the Russian Federation in order to change the conditions of a previously concluded amicable agreement approved by the definition of the Moscow Arbitration Court on December 21, 2015 in the case No. A40-187413/15 (hereinafter - Previous Amicable Agreement), in order to settle a dispute in connection with the failure by the Respondent of the obligations to repay the loan amount and interest on the loan arising from the Non-Revolving Credit Facility Agreement No.5593 dated 09.10.2012 and the Novation Agreement No. 5593 dated 05.12.2012 (hereinafter - the Credit Agreement), as well as to pay the state duty expenses relating to the enforced collection.

2. On the basis of the Previous Amicable Agreement, indebtedness of the Respondent to the Claimant under the Credit Agreement (inclusive) was payable in the following amounts:

and shall amount under the First Facility Part to:

Name of the indebtedness	Amount, US dollars
Forfeit for the principal overdue (for the period from 02.10.2015 (inclusive) to 17.12.2015 (inclusive))	3,767,123.29
Interest overdue (for the period from 29.03.2015 to 01.10.2015)	9,148,727.98
Principal overdue	162,337,662.34

Total:	175,253,513.61

and shall amount under the Second Facility Part to:

Name of the indebtedness	Amount, RUB
Forfeit for the principal overdue (for the period from 02.10.2015 (inclusive) to 17.12.2015 (inclusive))	41,453,424.66
Interest overdue (for the period from 29.03.2015 to 01.10.2015)	93,110,958.91
Principal overdue	1,500,000,000.00

Total:	1,634,564,383.57

3. For the period from December 18, 2015 till April 12, 2016 (including both dates) on the basis of the Previous Amicable Agreement, there were assessed:

3.1. and shall amount under the First Facility Part to:

No.	Name of the indebtedness	Interest period	Amount, US dollars
3.1.1	Interests on the Principal overdue (clause 6.1, 6.2 of the Previous Amicable Agreement)	18.12.2015-22.12.2015	168,686.62
3.1.2	Interest overdue (clause 6.1, 6.2 of the Previous Amicable Agreement)	19.12.2015-22.12.2015	7,605.22
3.1.3	Forfeit on the Principal overdue (clause 5, 7 of the Previous Amicable Agreement)	23.12.2015-12.04.2016	5,653,628.91
3.1.4	Forfeit for Interest overdue (clause 5, 7 of the Previous Amicable Agreement)	23.12.2015-12.04.2016	318,616.84
3.1.5	Interest overdue for provide by clause 6 of the Previous Amicable Agreement on the Principal overdue (clause 5, 7 of the Previous Amicable Agreement)	12.01.2016-16.03.2016	2,566.91
3.1.6	Interest overdue for provide by clause 6 of the Previous Amicable Agreement and not paid interests (clause 5, 7 of the Previous Amicable Agreement)	12.01.2016-16.03.2016	151.32
In total credited according to the Previous Amicable Agreement for the period from 18.12.2015 to 12.04.2016			6,151,255.82
In total credited according to the Previous Amicable Agreement for the period from 18.12.2015 to 12.04.2016			176,291.84

TOTAL for 12.04.2016			5,974,963.98

3.2 and shall amount under the Second Facility Part to:

No.	Name of the indebtedness	Interest period	Amount, RUB
3.2.1	Interests on the Principal overdue (clause 6.1, 6.2 of the Previous Amicable Agreement)	18.12.2015-22.12.2015	2,979,452.05
3.2.2	Interest overdue (clause 6.1, 6.2 of the Previous Amicable Agreement)	19.12.2015-22.12.2015	147,957.14
3.2.3	Forfeit on the Principal overdue (clause 5, 7 of the Previous Amicable Agreement)	23.12.2015-12.04.2016	99,858,045.14
3.2.4	Forfeit for Interest overdue (clause 5, 7 of the Previous Amicable Agreement)	23.12.2015-12.04.2016	6,198,585.56
3.2.5	Interest overdue for provide by clause 6 of the Previous Amicable Agreement on the Principal overdue (clause 5, 7 of the Previous Amicable Agreement)	12.01.2016-16.03.2016	85,923.73
3.2.6	Interest overdue for provide by clause 6 of the Previous Amicable Agreement and not paid interests (clause 5, 7 of the Previous Amicable Agreement)	12.01.2016-16.03.2016	5,187.60
In total credited according to the Previous Amicable Agreement for the period from 18.12.2015 to 12.04.2016			109,275,151.22
In total credited according to the Previous Amicable Agreement for the period from 18.12.2015 to 12.04.2016			3,127,409.19

TOTAL for 12.04.2016			106,147,742.03

4. During the period from December 18, 2015 to April 12, 2016 (including both dates) repayment of the requirements specified in clause 2 of the Amicable Agreement was not made by the Respondent. Claimant’s costs for the state fee for the examination of the case which signed the Previous Amicable Agreement, were compensated by the Respondent in the amount of 100,000 rubles.

5. In connection with the partial assignment of the rights (requirements) of the Credit Agreement and the Previous Amicable Agreement on April 12, 2016 in favor of the Limited Liability Company Roinco Enterprises Limited (Limited liability company Roinco Enterprises Limited), registration number 72221 dated July 11, 1995, registered by the Registrar of companies (Nicosia, Cyprus) in terms of the amount of the Overdue principal indebtedness in the amount of 1,500,000,000.00 (One billion fifty million) rubles on the Second Facility Part and the subsequent assignment of these rights (requirements) by the Limited Liability Company Roinco Enterprises Limited in favor of the Limited Liability Company Viamelion Consultants Limited (Limited liability company Viamelion Consultants Limited), registration number 227934 dated 23.08.2008, registered by the Registrar of companies (Nicosia, Cyprus), Lampusas 1, 1095, Nicosia, Cyprus, the size of the indebtedness of the Respondent to the Claimant declined and on the date of the Amicable Agreement (inclusive) amounted to the sum specified in the clause 8 of the Amicable Agreement.

In connection with the assignment of rights (requirements) specified in this paragraph, the following provisions of this Amicable Agreement shall apply only to the requirements of the Claimant to the Respondent, remaining after this assignment, except for the clauses where otherwise expressly stated.

6. Forfeit specified in the clause 3.3 - 3.6 of the Amicable Agreement, accrued for the period from December 23, 2015 to April 12, 2016 (including both dates) in the amount of 5,974,963.98 US dollars for the First Facility Part and 106,147,742.03 rubles for the Second Facility Part, and not paid as of 12.04.2016, in connection with the conclusion of the Amicable Agreement, is not subject to the levying from the Respondent.

For the period from 23.12.2015 to 12.04.2016 (including both dates) on the amount of Principal overdue and Interest overdue, as specified in clause 2 of the Amicable Agreement, interest is accrued in the amount of interest rate prevailing in the Previous Amicable Agreement on the date of the delay, equal to 7.5855% per annum for the First Facility Part for the amount in US dollars and to 14.5% for the Second Facility Part for the amount in rubles.

7. From 13.04.2016 (inclusive) the Respondent shall pay the Claimant the amount of interest on the Interest overdue referred to in clause 2 of the Amicable Agreement and the Principal overdue (net of assigned in accordance with clause 5 of the Amicable Agreement, rights (requirements)) on the following conditions:

7.1. Interest rate and terms of change:

During the period from 13.04.2016 (inclusive) to the date of full repayment of the indebtedness of the Amicable Agreement, determined in accordance with clause 9 of the Amicable Agreement, the size of the interest rate is:

7.1.1. Under the First Facility Part - shall be equal to LIBOR 3M as on the quotation date, plus 7 (Seven) per cent per annum (hereinafter – “the Base Interest Rate 1”).

LIBOR shall mean the London Interbank Offered Rate for USD deposits fixed by ICE Benchmark Administration Limited (published by Thomson Reuters on Reuters’ information system LIBOR01 page).

From 13.04.2016 to 10.07.2016 (including both dates) the interest rate is set at the LIBOR 3M, as for 15:00 Moscow time on 07.04.2016, plus 7 (Seven) per cent per annum.

The Base Interest Rate 1 shall be further fixed on a quarterly basis for the appropriate rate fixing period by way of Claimant notifying Respondents of the interest rate fixed for the Rate Fixing Period specified in accordance with the following table:

LIBOR 3M Quotation Date	Rate Fixing Period
Date falling on 2 (Two) business days prior to January 11	January 11 through April 10 (both dates included)
Date falling on 2 (Two) business days prior to April 11	April 11 through July 10 (both dates included)
Date falling on 2 (Two) business days prior to July 11	July 11 through October 10 (both dates included)
Date falling on 2 (Two) business days prior to October 11	October 11 through January 10 (both dates included)

LIBOR 3M shall be fixed in accordance with data specified on Reuters’ information system LIBOR01 page as at 15:00 p.m., Moscow time, on the quotation date.

If on LIBOR 3M quotation date envisaged by the Amicable Agreement:

•	no LIBOR 3M is published on the page mentioned (due to a holiday/non-business day inter alia), then the LIBOR 3M shall be determined on the basis of the nearest preceding quotation date;

•	the period, during which no LIBOR 3M is published on the mentioned page, is not less than 10 (Ten) business days (otherwise than due to holidays/non-business days or temporary technical failure upon publishing rates), then the floating interest rate shall be replaced by the fixed interest rate of 11 (Eleven) per cent per annum. Furthermore, if LIBOR is published again, the replacement of the fixed interest rate by the Base Interest Rate shall be made starting from the following Interest Period.

For this purpose, interest rate changing shall be performed by Claimant’s notifying the Respondent in writing of the interest rate change. Should the Respondent receive no such notice, then the interest rate shall be calculated by the Respondent independently in accordance with this Amicable Agreement.

Notice copy shall be also forwarded by the Claimant within 5 (five) business days to Respondent’s e-mail corpfin@mechel.com.

In order to avoid doubt, the procedure of interest rate changing established by the Amicable Agreement, is agreed upon by the Parties as the terms of the Amicable Agreement and is not a change of the interest rates unilaterally.

7.1.2 Under the Second Facility Part at a floating interest rate, the level of which is set based on the current amount of a Key rate of the Bank of Russia + 3.5 (three point five) per cent per annum (hereinafter - the “Base Interest Rate 2”),

7.1.2.1. In case of occurrence by 15.04.2016 (inclusive) of the event specified in clause 9.3.4 of the Amicable Agreement, the interest rate stipulated by the Amicable Agreement from the day following the day of occurrence of the event specified in clause 9.3.4 of the Amicable Agreement, is reduced to the level of “Key rate of the Bank of Russia + 1.5 (One point five) per cent per annum”. However, if until January 10, 2017 the Respondent 1 does not ensure the provision of letter signed by VTB Bank (JSC) confirming the establishment by VTB Bank (JSC) under the credit facility agreements concluded with the borrowers - Mechel Group companies, which loans are denominated in rubles:

a) interest rate in the amount of not more than “Key rate of the Bank of Russia + 1.5 (One point five) per cent per annum”.

b) order of payment of interest, providing the payment of the borrowers - Mechel Group companies in favor of VTB Bank (JSC) in established by the credit facility agreements dates of interest payment, part of interest payments at a rate of not more than 8.75 (Eight and seventy-five hundredths) per cent per annum, with a delay of the payment of the rest of the interest payments on the date of full repayment of the debt under the corresponding credit facility agreements, then the interest rate stipulated by the Amicable Agreement, is set at the “Key rate of the Bank of Russia + 3.5 (three point five) per cent per annum” and, accordingly,

1) from 11.01.2017 until full maturity (clause 9 of the Amicable Agreement) of the indebtedness under the Amicable Agreement, interest are accrued at the “Key rate of the Bank of Russia + 3.5 per cent per annum”;

2) for the period from the day following the day of occurrence of the event specified in clause 9.3.4 of the Amicable Agreement, to 10.01.2017 (including both dates) for the remainder of the Interests Overdue referred to in clause 2 of the Amicable Agreement, interest at a rate of 2 (two) per cent per annum, are accrued. The amount of additionally accrued interest shall be paid by the Respondents on the date of full repayment of the credit determined in accordance with clause 9.3.4 of the Amicable Agreement. From January 11, 2017 (inclusive) for the amount of the additionally accrued interest, interests are accrued at a rate determined in accordance from clause 7.1.2 of the Amicable Agreement, which shall be paid by the Respondents on the date of full repayment of the credit determined in accordance from clause 9.3.4 of the Amicable Agreement together with additionally accrued interest.

7.1.2.2. Regardless of the events specified in clause 7.1.2.1 of the Amicable Agreement, if the indicator “Total debt / EBITDA”, defined on the basis of the Certificate with the calculation of financial performance of Mechel Group in accordance with clause 4.3 of the Amicable Agreement, is less than 4.0 (four point zero), than during the respective period of the Certificate’s actuality (clause 4.3 of the Amicable Agreement) interest provided by the Amicable Agreement is accrued at the “Key rate of the Bank of Russia + 3.5 (three point five) per cent per annum”.

The key rate shall be published on the Bank of Russia website and in other public domain.

7.1.2.3. In the case that before the full repayment date specified by clause 9.3.4 of the Amicable Agreement, the weighted average interest rate on ruble loans provided to Mechel Group from Gazprombank (JSC), at any time, once or several times exceeds the level of “Key rate of the Bank of Russia + 1.5 per cent per annum”, the interest rate provided by the Amicable Agreement, shall be equal to the weighted average rate established by the Bank of GPB (JSC) on ruble loans provided to Mechel Group companies.

The Claimant shall notify the Respondents in writing of these changes without issuing separate agreements or agreements. The amendments shall enter into force 30 (Thirty) calendar days from the date of dispatch of the notice by the Claimant, unless later effective date is specified in the notification.

The Claimant has the right not to increase the rate in this case, notifying the Defendants in writing about that.

Notice copy shall be forwarded by the Claimant within 5 (Five) business days to Respondent’s e-mail corpfin@mechel.com.

7.1.2.4. In the case of change of the Key rate of the Bank of Russia, interest rate on the Amicable Agreement is changed since the publication of the Key rate by the Bank of Russia. In other cases, the interest rate varies in accordance with paragraphs 7.1.2.1 - 7.1.2.3 of the Amicable Agreement.

The Claimant notifies the Respondents of interest rate modification in writing. Should the Respondents receive no such notice, then the interest rate shall be calculated by the Respondents independently in accordance with this Amicable Agreement.

Notice copy shall be also forwarded by the Claimant within 5 (Five) business days to Respondents’ e-mail corpfin@mechel.com.

7.1.2.5. In order to avoid doubt, the procedure for changing the interest rate established by the Amicable Agreement, is agreed upon by the Parties as the terms of the Amicable Agreement and is not a change of interest rates unilaterally.

7.2. Interest payment procedure:

7.2.1 Interest accrued from 13.04.2016 (inclusive) and payable, shall be paid monthly on the 10th day of each calendar month since May 2016 (hereinafter - the “Interest payment date”) and on the date of full indebtedness repayment under the Amicable Agreement determined in accordance with clause 9 of the Amicable Agreement, or on the date of full indebtedness repayment implemented previously than defined in clause 9 of the Amicable Agreement.

7.2.2. For purposes of the Amicable Agreement, the “Interest Period” shall mean each of the following periods:

•	the period from 13.04.2016 to 10.05.2016 (including both dates);

•	from the day following the Interest payment day (inclusive), until the consecutive Interest payment date (inclusive).

7.2.3. A part of interest accrued for the period from 13.04.2016 (inclusive), as well as the interest accrued in accordance with part 2 of clause 6 of the Amicable Agreement, is payable by the Respondent to the date of full repayment of the indebtedness of the Amicable Agreement, determined in accordance with clause 9 of the Amicable Agreement (hereinafter - “Deferred interest”).

7.2.4. For the amount of the Deferred interest, interests are accrued at a rate determined in accordance from clause 7.1 of the Amicable Agreement, is payable by the Respondent to the date of full repayment of the indebtedness determined in accordance with clause 9 of the Amicable Agreement together with the Deferred interest.

7.2.5. The ratio of the interest accrued for the period from 13.04.2016 (inclusive), payable to the Claimant in cash on the Interest Payment Date (hereinafter - the “Payable interest”), and a part of the Deferred interest, is determined in accordance with the following conditions:

7.2.5.1. For the First Facility Part:

Total Debt / EBITDA Ratio(1)	Payable interest	Interest overdue
Over 6.01 (Six point one hundredth)	LIBOR 3M + 5 (Five) percent per annum	2 (Two) percent per annum
Over 5.01 (Five point one hundredth) and up to 6.01 (Six point one hundredth)	LIBOR 3M + 5.5 (Five point five) percent per annum	1.5 (One point five) percent per annum
Over 4.01 (Four point one hundredth) and up to 5.01 (Five point one hundredth)	LIBOR 3M + 6 (Six) percent per annum	1 (One) percent per annum
4.01 (Four point one hundredth) and less	LIBOR 3M + 7 (Seven) percent per annum	0 (Zero) percent per annum

7.2.5.2. under the Second Facility Part:

Total Debt / EBITDA Ratio(1)	Payable interest	Interest overdue
Over 6.01 (Six point one hundredth)	0.6 (Zero point six)	0.4 (Zero point four)
Over 5.01 (Five point one hundredth) and up to 6.01 (Six point one hundredth)	0.7 (Zero point seven)	0.3 (Zero point three)
Over 4.01 (Four point one hundredth) and up to 5.01 (Five point one hundredth)	0.8 (Zero point eight)	0.2 (Zero point two)
4.01 (Four point one hundredth) and less	1 (One)	None

(1)	Total Debt / EBITDA Ratio is determined according to clause 7.3 of the Amicable Agreement and is used during the period of the Certificate’s actuality.

Moreover, if on the Interest payment date, the amount of accrued interest paid in cash, is less than the amount of interest accrued during the same Interest Period at the rate of 8.75 (Eight and seventy-five hundredths) per cent per annum, a part of accrued interest paid in cash, is equal to the amount of interest accrued during the same Interest Period at the rate of 8.75 (Eight and seventy-five hundredths) per cent per annum and Deferred interest amount is equal to the difference between the total amount of accrued interest in the corresponding Interest Period and the amount of interest accrued at the rate of 8.75 (Eight and seventy-five hundredths) per cent per annum. If the value is negative, the amount of Deferred interest is equal to 0 (Zero).

7.3. The Parties have agreed that upon determining Payable interest and Deferred interest they would proceed from the Total Debt / EBITDA ratio of more than 6.01 (Six point one hundredth) as from 13.04.2016 (inclusive) and until the date of first Certificate providing in accordance with the paragraph below.

For the purposes of clause 7 of the Amicable Agreement, the Mechel Group is understood as Public Joint Stock Company “Mechel” (Mechel PAO), address: 1 Krasnoarmeyskaya Street, Moscow, TIN 7703370008, PSRN 1037703012896), and companies the composition of which is determined at the corresponding time in the consolidated financial statements of Mechel PAO prepared in accordance with IFRS or US GAAP for the previous reporting period.

For the purposes of clause 7 of the Amicable Agreement, the “Total Debt” shall mean the aggregate Mechel Group companies “Financial Indebtedness” to third parties not being a part of Mechel Group companies calculated on the basis of IFRS/US GAAP statements.

Financial indebtedness	Any indebtedness of Mechel Group companies (without double-entry accounting) as at the end of each relevant Calculation Period, having arisen as a result of:

	(a)	receiving cash funds in the form of loan, credit, overdraft or project financing;

	(b)	capitalization of interest and other payments;

	(c)	obtaining commodity and commercial credits for the period exceeding 180 calendar days, issuing a letter of credit and granting bank guarantees;

	(d)	issuing bonds, notes, bills and any other debt instruments;

	(e)	entering into financial leasing agreements and rental agreements providing for buy-out commitment upon the agreement term expiration;

	(f)	selling or discounting receivables (save any receivables alienated on a non-recourse basis);

	(g)	entering into factoring agreements on a recourse basis:

	(h)	making derivative transactions for the purpose of protection against or benefiting from, fluctuations of any rates, interest rates or prices; provided that the amount of transaction with such derivatives will be calculated based on market indicators existing from time to time;

	(i)	making repo or any other transactions which constitute borrowings for economic purposes (or in accordance with accounting rules);

	(j)	assuming indemnification obligations or commitments on reimbursement of expenses under financial indebtedness incurred by third parties;

	(k)	amounts received upon issuing redeemable shares (save shares redeemed by issuer’s decision);

	(l)	assuming obligations under a surety or guarantee with respect to performing any commitments by third parties or for reimbursement of payment amounts under a bank guarantee to the warrantor; keeping records of such sureties is carried out according to actual indebtedness under obligations secured, however, neither sureties nor guarantees by several Mechel Group companies on the same commitment shall be summarized; and

	(m)	other financial instruments not listed in other subparagraphs of this definition, qualified as debt under IFRS / US GAAP

For the purposes of clause 7 of the Amicable Agreement, “EBITDA” shall mean such indicator calculated on the basis of IFRS/US GAAP statements for the relevant reporting period.

EBITDA	Mechel Group’s net earnings determined in Mechel Group financial reports for the relevant Reporting Period for calculation of Total Debt / EBITDA ratio, established in the table herein below:

	(a)	before deducting any charge or payment with respect to taxes on entity earnings;

	(b)	before adding any interest, commissions, discounts and other fees received/receivable and deduction of any interest, commissions, discounts and other fees, as may be paid/payable with respect to any Financial Indebtedness by any company within Mechel Group;

	(c)	without regard to any items exceptional or extraordinary, earnings and/or expenses arising as a result of transactions and activities other than Mechel Group’s Ordinary course of business, including any amounts with respect to:

		•	expenses and earnings connected with exchange differences;

		•	results of revaluation of long-term assets and any earnings or expenses connected with the retirement of any Mechel Group company’s long-term assets;

		•	results of revaluation of any of Mechel Group company’s contingent obligations;

		•	any earnings and expenses having arisen as a result of alienating a part or the entire interest in any of Mechel Group company;

		•	amounts relating to write-offs or reserves and changes in reserve created for the impairment of indebtedness/assets;

		•	profits of overdue payables;

		•	any amounts of penalties, fines, forfeits and remissions thereof;

		•	any amounts of other expenses which are classified in the financial statements of the Mechel Group prepared in accordance with IFRS / US GAAP, as expenses not related to the main activity;

	(d)	before adding profits and subtracting losses from assets / liabilities for pension plans;

	(e)	before adding profits from incentive plans based on equity instruments;

	(f)	before deduction of amortization or depreciation of intangible assets, including goodwill, and amortization or depreciation of tangible assets;

	(g)	before deduction of losses or adding profits of any Mechel Group company’s subsidiary, as may relate to non-controlling interest;

	(h)	before adding profits and losses specified in a)-g), as may relate to terminated activities

Indicators above shall be determined for each Interest Period based on the latest Mechel Group consolidated financial statements under IFRS / US GAAP for the semi-annual / annual reporting period preceding such Interest Period and published on Mechel Group Internet website at www.mechel.com.

Total Debt / EBITDA ratio calculation shall be made available to the Claimant by the Respondent in the form of an official letter signed by Respondent’s authorized executive body (hereinafter referred to as the Certificate) on or before the Date of Presentation specified in the table below, and shall be applicable to the relevant Interest Period indicated in the table below.

No. Nos.	Reporting Period for Total Debt / EBITDA Ratio Calculation	Date of Presentation, on or before	Interest Period
1	01.01.2015-31.12.2015	28.06.2016	11.07.2016-10.11.2016
2	01.07.2015-30.06.2016	28.10.2016	11.11.2016-10.07.2017
3	01.01.2016-31.12.2016	29.06.2017	11.07.2017-10.10.2017
4	01.07.2016-30.06.2017	28.09.2017	11.10.2017-10.07.2018
5	01.01.2017-31.12.2017	29.06.2018	11.07.2018-10.10.2018
6	01.07.2017-30.06.2018	28.09.2018	11.10.2018-10.07.2019
7	01.01.2018-31.12.2018	29.06.2019	11.07.2019-10.10.2019
8	01.07.2018-30.06.2019	28.09.2019	11.10.2019-10.07.2020
9	01.01.2019-31.12.2019	28.06.2020	11.07.2020-10.10.2020
10	01.07.2019-30.06.2020	28.09.2020	11.10.2020-10.07.2021
11	01.01.2020-31.12.2020	29.06.2021	11.07.2021-10.10.2021
12	01.07.2020-30.06.2021	28.09.2021	11.10.2021-10.07.2022
13	01.01.2021-31.12.2021	29.06.2022	11.07.2022-10.10.2022
14	01.07.2021-30.06.2022	28.09.2022	11.10.2022-10.04.2023

In case of failure to submit the Certificate by the Date of Presentation, the latest Certificate submitted shall be applicable to the relevant interest period.

8. In the circumstances specified in paragraphs item 3-7 of the Amicable Agreement, Respondent’s indebtedness to the Claimant under the Credit Agreement (considering the Previous Amicable Agreement) for April 13, 2016, will be:

8.1. and shall amount under the First Facility Part to:

No.	Name of the indebtedness	Interest period	Amount, US dollars
8.1.1	Principal overdue	X	162,337,662.34
8.1.2	Interest overdue (clause 2 of the Amicable Agreement)	29.12.2014-01.10.2015	9,148,727.98
8.1.3	Forfeit for the principal overdue (clause 2 of the Amicable Agreement)	02.10.2015-17.12.2015	3,767,123.29
8.1.4	Deferred interest (accrued for part 2 of clause 6 of the Amicable Agreement)	23.12.2015-12.04.2016	3,981,497.17
8.1.5	Accrued according to clause 7 of the Amicable Agreement, interests	for 13.04.2016	36,574.02

TOTAL			179,271,584.80

8.2. and shall amount under the Second Facility Part to:

No.	Name of the indebtedness	Interest period	Amount, RUB
8.2.1	Interest overdue (clause 2 of the Amicable Agreement)	29.12.2014-01.10.2015	93,110,958.91
8.2.2	Forfeit for the principal overdue (clause 2 of the Amicable Agreement)	02.10.2015-17.12.2015	41,453,424.66
8.2.3	Deferred interest (accrued for part 2 of clause 6 of the Amicable Agreement)	23.12.2015-12.04.2016	70,704,420.47
8.2.4	Accrued according to clause 7 of the Amicable Agreement, interests	for 13.04.2016	58,625.12

TOTAL			205,333,703.57

9. The Respondent shall pay the Claimant the indebtedness referred to in paragraphs 8.1.1-8.1.4 and 8.2.1-8.2.3 of the Amicable Agreement, in the following order:

9.1. The Respondent shall pay the Claimant the indebtedness:

9.1.1. Defined in clause 8.1.3 of the Amicable Agreement on April 15, 2016.

9.1.2. Defined in clause 8.1.2, 8.1.4 and 8.2.1.-8.2.3. of the Amicable Agreement until April 10, 2020.

9.1.3 The Respondent shall pay the Claimant the indebtedness referred to in clause 8.1.1 of the Amicable Agreement according to the following schedule (Schedule No.1):

Schedule No.1

No. of Payment	Date of Repayment	Payment Amount in Fractions of Principal Overdue Balance (clause 8.1.1 of the Amicable Agreement) as of April 10, 2017	No. of Payment	Date of Repayment	Payment Amount in Fractions of Principal Overdue Balance (clause 8.1.1 of the Amicable Agreement) as of April 10, 2017
1	10.04.2017	1/37	20	10.11.2018	1/37
2	10.05.2017	1/37	21	10.12.2018	1/37
3	10.06.2017	1/37	22	10.01.2019	1/37
4	10.07.2017	1/37	23	10.02.2019	1/37
5	10.08.2017	1/37	24	10.03.2019	1/37
6	10.09.2017	1/37	25	10.04.2019	1/37
7	10.10.2017	1/37	26	10.05.2019	1/37
8	10.11.2017	1/37	27	10.06.2019	1/37
9	10.12.2017	1/37	28	10.07.2019	1/37
10	10.01.2018	1/37	29	10.08.2019	1/37
11	10.02.2018	1/37	30	10.09.2019	1/37
12	10.03.2018	1/37	31	10.10.2019	1/37
13	10.04.2018	1/37	32	10.11.2019	1/37
14	10.05.2018	1/37	33	10.12.2019	1/37
15	10.06.2018	1/37	34	10.01.2020	1/37
16	10.07.2018	1/37	35	10.02.2020	1/37
17	10.08.2018	1/37	36	10.03.2020	1/37
18	10.09.2018	1/37	37	10.04.2020	1/37
19	10.10.2018	1/37	X	X	X

9.2. In the case of implementation no later than April 9, 2017 (inclusive) of all conditions precedent referred to in clause 9.3 of the Amicable Agreement, the date of the debt payment:

9.2.1 defined in clause 8.1.2, 8.1.4 and 8.2.1 - 8.2.3 of the Amicable Agreement) if transferred to April 10, 2022:

9.2.2 specified in clause 8.1.1 instead of Schedule No.1, under clause 9.1.3 of the Amicable Agreement, starting from April 10, 2017, the following schedule of debt repayment is set (Schedule No. 2):

Schedule No.2
No. of Payment	Date of Repayment	Payment Amount in Fractions of Principal Overdue (clause 8.1.1 of the Amicable Agreement) as of January 10, 2020	Payment No.	Date of Repayment	Payment Amount in Fractions of Principal Overdue (clause 8.1.1 of the Amicable Agreement) as of January 10, 2020
1	10.01.2020	1/28	15	10.03.2021	1/28
2	10.02.2020	1/28	16	10.04.2021	1/28
3	10.03.2020	1/28	17	10.05.2021	1/28
4	10.04.2020	1/28	18	10.06.2021	1/28
5	10.05.2020	1/28	19	10.07.2021	1/28
6	10.06.2020	1/28	20	10.08.2021	1/28
7	10.07.2020	1/28	21	10.09.2021	1/28
8	10.08.2020	1/28	22	10.10.2021	1/28
9	10.09.2020	1/28	23	10.11.2021	1/28
10	10.10.2020	1/28	24	10.12.2021	1/28
11	10.11.2020	1/28	25	10.01.2022	1/28
12	10.12.2020	1/28	26	10.02.2022	1/28
13	10.01.2021	1/28	27	10.03.2022	1/28
14	10.02.2021	1/28	28	10.04.2022	1/28

9.3. In order to change the repayment schedule specified in clause 9.1 of the Amicable Agreement on the repayment schedule specified in clause 9.2 of the Amicable Agreement; The Respondent undertakes to ensure compliance not later than April 9, 2017 (inclusive) of the following conditions precedent:

9.3.1. Claimant’s receiving of certified copies of credit documentation entered into from the Respondent (or confirmations in writing from GPB Bank (JSC) and VTB Bank (PJSC), as appropriate, of such credit documentation entering into) on establishing a schedule of principal repayment (loan indebtedness), providing uniform repayment of the principal indebtedness for the period not earlier than January 2020 until April 2022, as may be on 01.04.2017 entered into by and between: i) GPB Bank (JSC) as a creditor and companies within Mechel Group as borrowers; ii) VTB Bank (PJSC) as a creditor and companies within Mechel Group as borrowers.

9.3.2. Presence of approved by the court and not canceled and not disputed new amicable agreement between the Claimant and Southern Kuzbass PAO that are parties to the arbitration proceedings as follows: Nos. A40-187416/15, A40-187451/15, A40-187412/15, changing conditions of the Previous Amicable Agreements, approved on December 21, 2015 (arbitration cases Nos. A40-187416/15, A40-187413/15, A40-187451/15) and on December 22, 2015 (arbitration case No. A40-187412/15).

9.3.3. To provide the Claimant with duly certified documents (copies of protocols) confirming the decision by the general meeting of shareholders of each of the Public companies of the Mechel Group, decisions on approval of entered into between the Claimant and each of the Public companies of the Mechel Group, additional agreements that are interested party transactions providing provision to the Claimant of security of the obligations of the Mechel Group companies, for all concluded with the Lender loan agreements, with amendments and additions as of April 10, 2017, when, in accordance with the laws, such decision of the question has been referred to competence of the general meeting of shareholders of Public joint stock companies of the Mechel Group.

9.3.4. Until April 15, 2016 (inclusive), cash funds are received by the Claimant under agreements on cession of rights (claims) with respect to Respondent’s obligations under Non-Revolving Credit Facility Agreements No.5593 dated 09.10.2012, No.5594 dated 09.10.2012, No.8507 from 09.10.2012, No.8508 from 09.10.2012, taking into account the Amicable Agreements concluded between the Claimant and the Respondent in the process of judicial review of arbitration cases Nos. A40-187413/15, A40-187451/15, A40-187412/15, A40-187416/15 in total equivalent to 31.5 billion rubles at the Bank of Russia exchange rate on the payment date.

10. Upon failure to remit the payment timely towards the settlement of indebtedness and/or repayment of interest following the date of entering into the Amicable Agreement, forfeits shall be charged in the amount of the Base Interest Rate 1 and Base Interest Rate 2, as appropriate, effective under the Amicable Agreement as on the date of delay, increased by 1.5 (One point five) times. Furthermore, no interest shall be charged on the Principal overdue part and/or Interest overdue part and/or Deferred interest part outstanding as on the due date fixed by the Amicable Agreement.

11. In case of uncertainty in payment purpose indicated in the remittance order, the funds received in repayment of indebtedness under the Amicable Agreement shall be directed in the following order of priority:

•	for repayment of overdue Payable interest on the Second Facility Part (unpaid on the dates fixed by the Amicable Agreement (clause 7.2 of the Amicable Agreement));

•	for repayment of overdue Payable interest on the First Facility Part (unpaid on the dates fixed by the Amicable Agreement (clause 7.2 of the Amicable Agreement));

•	to pay Interest overdue under the Second Facility Part specified in clause 8.1 of the Amicable Agreement;

•	to pay Interest overdue under the First Facility Part specified in clause 8.1 of the Amicable Agreement;

•	for repayment of Principal overdue part unpaid on the dates fixed by the Amicable Agreement (clause 9.1.3, 9.2.2 of the Amicable Agreement;

•	for repayment of Principal overdue maturing part (clause 9.1.3, 9.2.2 of the Amicable Agreement;

•	to pay the interest overdue under the Second Facility Part;

•	to pay the interest overdue under the First Facility Part;

•	for repayment of future Payable interest under the Second Facility Part (clause 7.2 of the Amicable Agreement);

•	for repayment of future Payable interest under the First Facility Part (clause 7.2 of the Amicable Agreement);

•	for repayment of interest charged on Deferred interest under the Second Facility Part, based on clause 7.2 of the Amicable Agreement;

•	for repayment of interest charged on Deferred interest under the First Facility Part, based on clause 7.2 of the Amicable Agreement;

•	for payment of forfeit on the Principal overdue under the Second Facility Part (clause 8.2 of the Amicable Agreement);

•	for payment of forfeit on the Principal overdue under the First Facility Part (clause 8.2 of the Amicable Agreement):

•	for payment of forfeits for the failure to perform obligations under the Amicable Agreement on the date fixed under the Second Facility Part (clause 10 of the Amicable Agreement);

•	for payment of forfeits for the failure to perform obligations under the Amicable Agreement on the date fixed under the First Facility Part (clause 10 of the Amicable Agreement);

12. The Claimant is entitled, on the basis of Part 2 of Article 142 of the Arbitration Procedure Code, to get in the Moscow Arbitration Court writs of forced recovery from the Respondent, at the same time in entire amount owed by the Amicable Agreement, without payments made by the Respondent, and the Claimant has the right to make a claim for early repayment of the entire amount of the indebtedness referred to in clause 3 of the Amicable Agreement and payment of interest due on the loan, penalties and other payments under the terms of the Amicable Agreement for sureties, as well as to foreclose on the mortgaged property, in case of:

a)	Non-receipt by the Lender in the period until April 15, 2016 (inclusive) payments to repay overdue debt to the Claimant on interest, fees, penalties and repayment of the Claimant’s expenses for payment of state fee for examination cases by courts of arbitration in the amount equivalent to 3.3 billion (Three billion three hundred million) rubles, in accordance with Appendix to the Amicable Agreement;

b)	Non-transfer until April 30, 2016 (inclusive), by the Mechel Group companies that are lessees of Sberbank Leasing JSC, monetary funds in the total amount of 900,000,000 (Nine hundred million) rubles (including amounts transferred starting from 19.11.2015) in favor of Sberbank Leasing JSC in account of full compensation of legal costs in court cases with Sberbank Leasing JSC, as well as in account of performance of obligations established by international agreements on arbitration cases;

c)	Until April 15, 2016 (inclusive), cash funds are not received by the Claimant under agreements on cession of rights (claims) with respect to Southern Kuzbass PAO obligations under

Non-Revolving Credit Facility Agreements No.5593 dated 09.10.2012, No.5594 dated 09.10.2012, No.8507 dated 09.10.2012, No.8508 dated 09.10.2012, taking into account the Previous Amicable Agreements concluded between the Claimant and Southern Kuzbass PAO on December 18, 2015 in the course of judicial review of the arbitration cases Nos. A40-187413/15, A40-187451/15, A40-187412/15, A40-187416/15 in total, equivalent to 31.5 billion rubles at the Bank of Russia exchange rate on the payment date.

d)	Presence of legal disputes under Non-Revolving Credit Facility Agreements No.5593 dated 09.10.2012, No.5594 dated 09.10.2012, No.8507 dated 09.10.2012, No.8508 dated 09.10.2012, concluded between the Lender and Southern Kuzbass PAO, initiated by the Mechel Group companies and / or any third party (including on appeal of approved settlement agreements in the framework of arbitration proceedings claims Nos. A40-187413/15, A40-187451/15, A-40-187412/15, A40-187416/15 and previously adopted legal acts in arbitration cases Nos. A40-159782/2014, A40-25992/2015, A40-47254/2015).

e)	Presence of judicial decisions about invalidation of any of the obligations of the Mechel Group companies to the Claimant on any of credit agreements / non-revolving credit facility agreements / agreements / pledge agreements / surety agreements concluded between them.

f)	Violation of the conditions specified in clause 7.1.7 of the Credit Agreement with all the additional agreements concluded on the date of the Amicable Agreement.

13. In case of Respondent’s total or partial failure to perform obligations envisaged in subclauses 6-9 and / or 12 of the Amicable Agreement and / or the Credit Agreement.

The Claimant shall, based on part 2 of art.142 of the Russian Federation Arbitration Procedure Code, receive a writ of execution from the Arbitration Court in Moscow for the enforced collection at its own discretion of all or overdue part of indebtedness under the Amicable Agreement from the Respondent, less payments made by the Respondent.

14. The Parties confirm hereby that the Credit Agreement and all Additional Agreements thereof entered into as on the date of making the Amicable Agreement (hereinafter - the Credit Agreement) shall continue in operation subject to terms and conditions hereof. Ceded by the Claimant in accordance with clause 5, rights (requirements) are based on the Credit Agreement and in this part in the future they can be changed by new parties of ceded liabilities. This Amicable agreement regulates the obligations under the Credit Agreement, not ceded in accordance with clause 5 of the Amicable Agreement; Entering into the Amicable Agreement shall neither terminate the Credit Agreement (constitute a Novation), nor terminate Respondent’s obligations to the Claimant under the Credit Agreement other than settled hereunder and ceded according to clause 5 of the Amicable Agreement; Entering into the Amicable Agreement shall not constitute a ground for terminating Respondent’s obligations to the Claimant, under the Credit Agreement inter alia, other than settled hereunder. Upon Respondent’s failure to perform obligations under the Credit Agreement other than settled hereunder (such as obligations on the payment of interest on credit and/or forfeits for other periods, other than those the indebtedness is collected for under the present case, and other conditions, including non-payment obligations), the Claimant shall be entitled to file an appropriate separate lawsuit.

15. When entering hereinto, the Parties shall act on the premise that Agreements entered into for the purposes of ensuring the proper performance of obligations under the Credit Agreement shall continue in force and effect and survive. The Agreements above shall ensure the proper performance of obligations under the Credit Agreement and this Amicable Agreement as from the date of coming hereof into effect, and no entering into additional agreements shall be required.

16. The Amicable Agreement shall enter into force as from the date of its approval by the Arbitration Court in Moscow.

17. The Amicable Agreement has been made in 4 originals, two copies for the Claimant, one copy for the Respondent, and one copy - for the Arbitration Court in Moscow.

18. Based on Articles 139, 140, 141 of the Russian Federation Arbitration Procedure Code, the Claimant and the Respondent hereby request the arbitration court to approve the Amicable Agreement.

Parties, addresses, details and signatures:

Claimant:

Location: 19 Vavilova St., Moscow, Russian Federation

Address and Postal Address: 19 Vavilova St., Moscow, 117997

TIN 7707083893, PSRN 1027700132195, KPP 775001001, OKPO 00032537.

For transfers in rubles: account 30301810000006000014, c/a No.30101810400000000225 in the Main Administration of the State Bank of Russia for the Central Federal District, RCBIC 044525225.

For USD Remittances:

Account with Institution: IRVTUS3N, Bank of New York Mellon, New York, NY

Beneficiary Institution: SABRRUMM, SBERBANK, MOSCOW.

Sender to Receiver Information: /BNF/ 30301840300006000014

For EUR Remittances:

Account with Institution: DEUTDEFF, Deutsche Bank AG, Frankfurt am Main.

Beneficiary Institution: SABRRUMM, SBERBANK, MOSCOW.

Sender to Receiver Information: /BNF/ 30301978900006000014,

Phone: +7 495 747 37 98. Fax: +7 495 957 55 68.

Respondent:

Location: Russian Federation, address: Russian Federation, the Kemerovo region, Mezhdurechensk.

Address and postal address: Russian Federation, address: Russian Federation, the Kemerovo region, 652877 Mezhdurechensk, Yunosti Street, 6.

E-mail Address: corpfin@mechel.com.

TIN 4214000608, PSRN 1024201388661, KPP 421401001, OKPO 26644096.

Current account No. 40702810026070100405 in the Kemerovo branch No.8615 of Sberbank PJSC.

Phone: +7 (38475) 7-22-00 (help desk), 7-22-37. Fax: +7 (38475) 7-22-41.

CLAIMANT	RESPONDENT
Vice-President - Director of Toxic Assets Division of Sberbank PJSC	General Director of management entity - MC Mechel Mining OOO

/M.N. Degtyarev/	/P.V. Shtark /

L.S.	L.S.

Annex to Amicable Agreement

Register of the Mechel Group payments on interest, fees, penalties and state fees under loan agreements with the Bank in the amount equivalent to 3.3 billion rubles.

No.	Payer	Amount	Currency of Payment	Payment Destination
1	CMP PJSC	6,473,824.91	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 for the period from 26.03.2015 to 07.07.2015 by the court decision on the case No. A40-83634/15
2	CMP PJSC	43,726,334.63	RUB	penalty for overdue indebtedness on main debt under the Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 for the period from 31.03.2015 to 07.07.2015 by the court decision on the case No. A40-83634/15
3	CMP PJSC	349,142,440.96	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 for the period from 26.03.2015 to 25.06.2015 by the court decision on the case No. A40-83634/15
4	CMP PJSC	8,122,067.92	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 31.03.2015 to 07.07.2015 as per court judgement in Case No. A40-83634/15
5	CMP PJSC	163,356,164.39	RUB	penalty for overdue indebtedness on main debt under the Agreement on opening of a non-revolving credit line No. 5321 dated 13.10.2010 for the period from 31.03.2015 to 07.07.2015 by the court decision on the case No. A40-83634/15
6	CMP PJSC	888,375.07	RUB	penalty for overdue payment for loans service under the Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 31.03.2015 to 07.07.2015 by the court decision on the case No. A40-83634/15
7	CMP PJSC	403,253,424.65	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 29.03.2015 to 28.06.2015 by the court decision on the case No. A40-83634/15
8	CMP PJSC	43,551,369.86	RUB	Payment for loan service (overdue) under the Non-Revolving Credit Facility Agreement No. 5321 from 13.10.2010 for the period from 29.03.2015 to 28.06.2015 by the court decision on the case No. A40-83634/15
9	CMP PJSC	It is calculated
by the formula:
2,073,240,846.92
– 26,258,151.38
US dollars at the
rate of the Bank
of Russia as on
the date of each
payment in US
dollars in the
frames of the
Appendix. While
negative value,
the amount of
payment is
recognized equal
		to 0 (zero).	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 and/or Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010
10	Mechel Trading AG	12,826.02	US dollars	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5609 dated 20.12.2012 for the period from 31.03.2015 to 13.05.2015; and from 30.06.2015 to 20.07.2015
11	Mechel Trading AG	171,513.80	US dollars	penalty for overdue indebtedness on main debt under the Non-Revolving Credit Facility Agreement No. 5609 from 20.12.2012 for the period from 31.03.2015 to 20.07.2015
12	Mechel Trading AG	1,127,860.02	US dollars	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 5609 dated 20.12.2012 for the period from 29.03.2015 to 28.06.2015
13	Mechel Trading AG	4,275.34	US dollars	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5624 dated 30.04.2013 for the period from 31.03.2015 to 13.05.2015; and from 30.06.2015 to 20.07.2015
14	Mechel Trading AG	57,171.27	US dollars	penalty for overdue indebtedness on main debt under the Non-Revolving Credit Facility Agreement No. 5624 dated 30.04.2013 for the period from 31.03.2015 to 20.07.2015
15	Mechel Trading AG	375,953.34	US dollars	Interest on loan (overdue) under the Agreement on opening of a non-revolving credit line No. 5624 dated 30.04.2013 for the period from 29.03.2015 to 28.06.2015

No.	Payer	Amount	Currency of Payment	Payment Destination
16	Southern Kuzbass PAO	76,134.36	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (for the First part of the credit line) for the period dated 30.09.2014 by the court decision on the case No. A40-159730/2014
17	Southern Kuzbass PAO	1,751,090.26	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (for the First part of the credit line) for the period from 30.09.2014 to 14.11.2014 by the court decision on the case No. A40-25992/2015
18	Southern Kuzbass PAO	94,824.08	US dollars	forfeit for overdue interest indebtedness under the Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the First Facility Part) for the period from 30.12.2014 to 17.04.2015 as per court judgement in Case No. A40-25992/2015
19	Southern Kuzbass PAO	4,002,275.23	US dollars	Interest (overdue) on credit under the Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the First Facility Part) for the period from 29.09.2014 to 28.03.2015 as per court judgement in Case No. A40-25992/2015
20	Southern Kuzbass PAO	30,331.51	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (for the Second part of the credit line) for 30.09.2014 by the court decision on the case No. A40-159730/2014
21	Southern Kuzbass PAO	1,132,651.28	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (for the Second part of the credit line) for the period from 01.10.2014 to 17.04.2015 by the court decision on the case No. A40-25992/2015
22	Southern Kuzbass PAO	120,292.29	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (for the First part of the credit line) for 30.09.2014 by the court decision on the case No. A40-159730/2014
23	Southern Kuzbass PAO	2,766,722.61	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the First Facility Part) for the period from 01.10.2014 to 14.11.2014 as per court judgement in Case No. A40-25992/2015
24	Southern Kuzbass PAO	148,671.61	US dollars	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the First Facility Part) for the period from 30.12.2014 to 17.04.2015 as per court judgement in Case No. A40-25992/2015
25	Southern Kuzbass PAO	6,356,459.33	US dollars	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the First Facility Part) for the period from 29.09.2014 to 28.03.2015 as per court judgement in Case No. A40-25992/2015
26	Southern Kuzbass PAO	32,353.62	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (for the Second part of the credit line) for 30.09.2014 by the court decision on the case No. A40-159730/2014
27	Southern Kuzbass PAO	1,208,161.37	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (for the Second part of the credit line) for the period from 01.10.2014 to 14.11.2014 by the court decision on the case No. A40-25992/2015
28	Southern Kuzbass PAO	2,375,392.01	RUB	forfeit for overdue interest indebtedness under the Non-Revolving Credit Facility Agreement No. 8507 dated 09.10.2012 for the period from 30.09.2014 to 14.11.2014 as per court judgement in Case No. A40-159782/2014
29	Southern Kuzbass PAO	42,939.29	US dollars	forfeit for overdue interest indebtedness under the Non-Revolving Credit Facility Agreement No. 8507 dated 09.10.2012 for the period from 30.12.2014 to 29.01.2015 as per court judgement in Case No. A40-159782/2014
30	Southern Kuzbass PAO	2,885,977.16	US dollars	Interest (overdue) on credit under the Non-Revolving Credit Facility Agreement No. 8507 dated 09.10.2012 for the period from 29.09.2014 to 28.12.2014 as per court judgement in Case No. A40-159782/2014
31	Southern Kuzbass PAO	22,840.31	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No.8508 dated 09.10.2012 for 30.09.2014 by the court decision on the case No. A40-159782/2014
32	Southern Kuzbass PAO	559,217.68	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period from 01.10.2014 to 17.11.2014 by the court decision on the case No. A40-4724/15

No.	Payer	Amount	Currency of Payment	Payment Destination
33	Southern Kuzbass PAO	34,952.59	US dollars	forfeit for overdue interest indebtedness under the Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period from 30.12.2014 to 12.05.2015 as per court judgement in Case No. A40-4724/15
34	Southern Kuzbass PAO	1,193,088.37	US dollars	Interest (overdue) on credit under the Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period from 29.09.2014 to 28.03.2015 as per court judgement in Case No. A40-4724/15
35	BZF LLC	295,004.43	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.03.15 to 06.05.15 by the court decision on the case No. A19-16095/2014
36	BZF LLC	190,988.04	RUB	penalty for overdue indebtedness on interest under the Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.06.15 to 23.07.15 by the court decision on the case No. A19-9461/15
37	BZF LLC	1,756,629.08	RUB	penalty for overdue indebtedness on main debt under the Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.03.15 to 23.07.15 by the court decision on the case No. A19-9461/15
38	BZF LLC	20,747,213.79	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.03.2015 to 25.06.2015 by the court decision on the case No. A19-9461/15
39	BZF LLC	16,450,593.99	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.06.2015 to 10.09.2015
40	Yakutugol HC OJSC	23,416.94	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 26.05.2015 to 10.09.2015 as per court judgement in Case No. A58-3296/2015
41	Yakutugol HC OJSC	202,409.33	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 07.05.2015 to 10.09.2015 as per court judgement in Case No. A58-3296/2015
42	Yakutugol HC OJSC	316,778.67	RUB	Interest (overdue) on credit under the Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 01.03.2015 to 30.06.2015 as per court judgement in Case No. A58-3296/2015
43	Yakutugol HC OJSC	1,312,539.70	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 01.07.2015 to 10.09.2015
44	Korshunov GOK OAO	1,709,902.63	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 028 dated 16.03.2010 accrued and unpaid as of 31.12.2015
45	Korshunov GOK OAO	497,331.99	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 029 dated 16.03.2010 accrued and unpaid as of 31.12.2015
46	CMP PJSC	30,435,616.45	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 74086 dated 22.12.2009 for the period from 21.01.2015 to 10.09.2015
47	Southern Kuzbass PAO	5,287,222.58	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 13 dated 25.03.2010 accrued and unpaid as of 31.12.2015
48	Izhstal OJSC	3,072.61	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
49	Izhstal OJSC	128.02	RUB	forfeit for overdue indebtedness under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
50	Izhstal OJSC	20,139.04	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
51	Izhstal OJSC	20,878.76	RUB	payment for maintaining the loan account under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.05.2015 to 10.07.2015 as per court judgement in Case No. A71-8039/15

No.	Payer	Amount	Currency of Payment	Payment Destination
52	Izhstal OJSC	20,638.36	RUB	Fee for loan account management under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.07.2015 to 10.09.2015
53	Izhstal OJSC	501,090.41	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.05.2015 to 10.07.2015 by the court decision on the case No. A71-8039/15
54	Izhstal OJSC	495,320.54	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.07.2015 to 10.09.2015
55	Izhstal OJSC	26,921.57	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.07.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
56	Izhstal OJSC	298.46	RUB	forfeit for overdue indebtedness under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.06.2015 to 11.07.2015 as per court judgement in Case No. A71-8039/15 dated 13.07.2015
57	Izhstal OJSC	534,331.24	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
58	Izhstal OJSC	93,808.24	RUB	Payment for maintaining the loan account under the Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.07.2015 to 10.09.2015
59	Izhstal OJSC	5,060,920.77	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.06.2015 to 10.07.2015 as per court judgement in Case No. A71-8039/15
60	Izhstal OJSC	10,742,016.65	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.07.2015 to 10.09.2015
61	Yakutugol HC OJSC	15,558.25	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A58-7389/2014
62	BZF LLC	4,107.75	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-188070/14
63	Mechel-Trans OOO	4,107.75	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-188070/14
64	BZF LLC	66,133.83	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A19-16095/2014
65	Mechel PJSC	66,133.83	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A19-16095/2014
66	Mechel Trading AG	957,232.93	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. 204/2014 (ICAC)
67	Mechel Trading AG	16,491.50	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
68	Mechel PJSC	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
69	BZF LLC	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
70	Mechel-Service LLC	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
71	Mechel-Trans OOO	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
72	CMP PJSC	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
73	Southern Kuzbass PAO	10,529.26	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A45-20227/2014
74	Southern Kuzbass PAO	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
75	Mechel Mining LLC	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
76	Mechel PJSC	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
77	Yakutugol HC OJSC	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
78	Mechel PJSC	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15

No.	Payer	Amount	Currency of Payment	Payment Destination
79	Mechel-Trans OOO	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
80	Southern Kuzbass PAO	33,333.35	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
81	Mechel Mining LLC	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
82	Yakutugol HC OJSC	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
83	BZF LLC	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
84	Mechel Mining LLC	16,147.50	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159782/2014
85	Yakutugol HC OJSC	14,628.34	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159782/2014
86	Southern Kuzbass PAO	4,859,394.86	US dollars	penalty for overdue indebtedness on principal debt under the Settlement Agreement concluded in the framework of the arbitration proceedings No. A40-187451/15 for the period from 02.10.2015 on 17.12.2015
87	Southern Kuzbass PAO	1,122,845.78	US dollars	penalty for overdue debt on principal debt under the Settlement Agreement concluded in the framework of the arbitration proceedings No. A40-187412/15 for the period from 02.10.2015 on 17.12.2015
88	Southern Kuzbass PAO	3,767,123.29	US dollars	forfeit for overdue fee indebtedness under principal debt under the Amicable Agreement concluded in the framework of the arbitration proceedings No. A40-187413/15 (for the First part of the credit line) for the period from 02.10.2015 on 17.12.2015
89	Southern Kuzbass PAO	3,060,885.61	RUB	Interest on loan (overdue) under the Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (for the Second part of the credit line) for the period from 29.03.2015 to 01.10.2015
90	BZF LLC	72,203,785.60	RUB	principal debt under the Non-Revolving Credit Facility Agreement No.160 dated 14.10.2010 by the court decision on cases No. A19-9461/15; A40-110111/15
91	Izhstal OJSC	16,595,504.67	RUB	principal debt under the Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 by the court decision on cases A71-135744/15; A40-8039/15
92	Izhstal OJSC	1,350,000.00	RUB	principal debt under the Non-Revolving Credit Facility Agreement No. 4-NKL-I on dated 13.02.2009 by the court decision on cases A71-135744/15; A40-8039/15
93	Yakutugol HC OJSC	5,194,730.88	RUB	principal debt under the Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 by the court decision on cases No.A58-3296/2015; A40-110036/15
94	Southern Kuzbass PAO	400,000.00	RUB	expenses of Sberbank OJSC for payment of state fee under international agreements concluded within the framework of arbitration cases No. No.A40-187413/15; A40-187416/15; A40-187451/15; A40-187412/15
95	Southern Kuzbass PAO	200,000.00	RUB	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A40-159730/2014
96	CMP PJSC	200,000.00	RUB	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No.A40-83634/15
97	BZF LLC	200,000.00	RUB	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A19-9461/15; A40-110111/15
98	Izhstal OJSC	292,004.00	RUB	expenses of Sberbank CJSC for payment of state fee by the court decision on the case No. A40-135744/15; A71-8039/15
99	Yakutugol HC OJSC	74,312.00	RUB	expenses of Sberbank CJSC for payment of state fee by the court decision on the case No. A58-3296/2015; No. A40-110036/15

	TOTAL	3,300,000,000.00	RUB